Exhibit 15.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
MER Telemanagement Solutions Ltd.
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         We consent to the incorporation by reference in the Registration
Statement on Form F-3 (File No. 333-128225) and Registration Statements on Form S-8 (Files No. 333-12014 and No. 333-123321) pertaining to MER Telemanagement Solutions Ltd. of our report dated February 7, 2006 with respect to the consolidated financial statements of MER Telemanagement Solutions Ltd. included in the Annual Report on Form 20-F for the year ended December 31, 2005.




                                            /s/ Kost Forer Gabbay and Kasierer
                                            ----------------------------------
Tel-Aviv, Israel                            KOST FORER GABBAY & KASIERER
March 31, 2006                              A Member of Ernst & Young Global